(j)(2)

Consent of Independent Registered Public Accounting Firm

The Board of Directors/Trustees

ING Balanced Portfolio, Inc., ING Variable Funds, ING Variable Portfolios, Inc., ING Intermediate Bond Portfolio, and ING Money Market Portfolio

We consent to the use of our reports dated February 18, 2011 and February 24, 2011, incorporated herein by reference, to ING Balanced Portfolio, a series of ING Balanced Portfolio, Inc., ING Growth and Income Portfolio, a series of ING Variable Funds, ING BlackRock Science and Technology Opportunities Portfolio, ING Index Plus LargeCap Portfolio, ING Index Plus MidCap Portfolio, ING Index Plus SmallCap Portfolio and ING Small Company Portfolio, each a series of ING Variable Portfolios, Inc., ING Intermediate Bond Portfolio, a series of ING Intermediate Bond Portfolio, and ING Money Market Portfolio, a series of ING Money Market Portfolio, and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts
April 25, 2011